                                                                   EXHIBIT 10.14



                                CREDIT AGREEMENT

                          Dated as of November 2, 1998

                                     Among

                           CELESTIAL SEASONINGS, INC.

                                  As Borrower

                                      and

                          KEYBANK NATIONAL ASSOCIATION

                                   as Lender

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  DEFINITIONS                                                      1
     SECTION 1.1.  Defined Terms                                             1
     ------------  -------------
     SECTION 1.2.  Terms Generally                                           9
     ------------  ---------------

ARTICLE II.  THE CREDIT                                                      9
-----------------------
     SECTION 2.1.  Amount of Credit                                          9
     ------------  ----------------
     SECTION 2.2.  Loan Evidenced by Promissory Note                        10
     ------------  ---------------------------------
     SECTION 2.3.  Interest Rates                                           11
     ------------  --------------
     SECTION 2.4   Interest Payments                                        12
     ------------  -----------------
     SECTION 2.5   Prepayment                                               12
     ------------  ----------
     SECTION 2.6   Notice of Borrowings                                     12
     ------------  --------------------
     SECTION 2.7   Fees                                                     12
     ------------  ----
     SECTION 2.8   Termination of Commitments                               13
     ------------  --------------------------
     SECTION 2.9   Computation of Interest and Fees                         13
     ------------  --------------------------------
     SECTION 2.10    Additional Costs                                       13
     ------------    ----------------
     SECTION 2.11    Illegality                                             14
     ------------    ----------
     SECTION 2.12    Payments                                               15
     ------------    --------
     SECTION 2.13    Letter of Credit                                       15
     ------------    ----------------

ARTICLE III.  REPRESENTATIONS AND WARRANTIES                                19
--------------------------------------------
     SECTION 3.1.  Organization; Powers                                     19
     ------------  --------------------
     SECTION 3.2.  Authorization                                            20
     ------------  -------------
     SECTION 3.3.  Enforceability                                           20
     ------------  --------------
     SECTION 3.4.  Governmental Approvals                                   20
     ------------  ----------------------
     SECTION 3.5.  Financial Statements                                     20
     ------------  --------------------
     SECTION 3.6.  No Material Adverse Change                               20
     ------------  --------------------------
     SECTION 3.7.  Title to Properties; Possession Under Leases             20
     ------------  --------------------------------------------
     SECTION 3.8.  Subsidiaries                                             21
     ------------  ------------
     SECTION 3.9.  Litigation                                               21
     ------------  ----------
     SECTION 3.10.    Agreements                                            21
     -------------    ----------
     SECTION 3.11.    Use of Proceeds                                       21
     -------------    ---------------
     SECTION 3.12.    Tax Returns                                           21
     -------------    -----------
     SECTION 3.13.    No Material Misstatements                             21
     -------------    -------------------------
     SECTION 3.14.    Employee Benefit Plans                                21
     -------------    ----------------------
     SECTION 3.15.    Operation of Business                                 22
     -------------    ---------------------
     SECTION 3.16.    Laws; Environment.                                    22
     --------------   ------------------
     SECTION 3.17.    Investment Company Act                                23
     --------------   ----------------------
     SECTION 3.18.    Public Utility Holding Company Act                    23
     ---------------  ----------------------------------
     SECTION 3.19.    Foreign Person                                        23
     ---------------  --------------


ARTICLE IV.  CONDITIONS OF LENDING                                          23
----------------------------------

     SECTION 4.1.  All Borrowings                                          23
     ------------  --------------
     SECTION 4.2.  Closing Date                                            23
     ------------  ------------
     SECTION 4.3.  Conditions Precedent to Letter of Credit                24
     ------------  ----------------------------------------

ARTICLE V.  AFFIRMATIVE COVENANTS                                          25
---------------------------------
     SECTION 5.1.  Existence; Businesses and Properties                    25
     ------------  ------------------------------------
     SECTION 5.2.  Insurance                                               25
     ------------  ---------
     SECTION 5.3.  Obligations and Taxes                                   25
     ------------  ---------------------
     SECTION 5.4.  Financial Statements, Reports, etc.                     26
     ------------  -----------------------------------
     SECTION 5.5.  Litigation and Other Notices                            27
     ------------  ----------------------------
     SECTION 5.6.  ERISA                                                   27
     ------------  -----
     SECTION 5.7.  Maintaining Records; Inspections                        27
     ------------  --------------------------------
     SECTION 5.8.  Environment.                                            28
     ------------  ------------
     SECTION 5.9.  Use of Proceeds                                         28
     ------------  ---------------

ARTICLE VI.  NEGATIVE COVENANTS                                            28
-------------------------------
     SECTION 6.1.  Acquisitions                                            28
     ------------  ------------
     SECTION 6.2.  Liens                                                   28
     ------------  -----
     SECTION 6.3.  [INTENTIONALLY DELETED]                                 29
     ------------  -----------------------
     SECTION 6.4.  Investments, Loans and Advances                         29
     ------------  -------------------------------
     SECTION 6.5.  Mergers, Consolidations and Sales of Assets.            29
     ------------  --------------------------------------------
     SECTION 6.6.   [INTENTIONALLY DELETED]                                30
     -------------  -----------------------
     SECTION 6.7.  Transactions with Affiliates                            30
     ------------  ----------------------------
     SECTION 6.8.  Business of Borrower                                    30
     ------------  --------------------
     SECTION 6.9.  Current Ratio                                           30
     ------------  -------------
     SECTION 6.10.  Funded Debt to EBITDA Ratio                            30
     -------------  ---------------------------
     SECTION 6.11.  EBITDA to Interest Expense Ratio                       30
     -------------  --------------------------------
     SECTION 6.12.  Total Indebtedness to Tangible Net Worth               30
     -------------  ----------------------------------------

ARTICLE VII.  EVENTS OF DEFAULT                                            30
-------------------------------

ARTICLE VIII.  MISCELLANEOUS                                               32
----------------------------
     SECTION 8.1.  Notices                                                 33
     ------------  -------
     SECTION 8.2.  Survival of Agreement                                   33
     ------------  ---------------------
     SECTION 8.3.  Binding Effect                                          33
     ------------  --------------
     SECTION 8.4.  Successors and Assigns                                  33
     ------------  ----------------------
     SECTION 8.5.  Expenses; Indemnity                                     34
     ------------  -------------------
     SECTION 8.6.  Right of Setoff                                         34
     ------------  ---------------
     SECTION 8.7.  Applicable Law                                          35
     ------------  --------------
     SECTION 8.8.  Waivers; Amendment                                      35
     ------------  ------------------
     SECTION 8.9.  Interest Rate Limitation                                35
     ------------  ------------------------
     SECTION 8.10.  Entire Agreement                                       35
     -------------  ----------------
     SECTION 8.11.  Waiver of Jury Trial                                   36
     -------------  --------------------
     SECTION 8.12.  Severability                                           36
     -------------  ------------
     SECTION 8.13.  Counterparts                                           36
     -------------  ------------
     SECTION 8.14.  Jurisdiction; Consent to Service of Process            36
     -------------  -------------------------------------------

                                CREDIT AGREEMENT
                                ----------------


     THIS CREDIT AGREEMENT dated as of November 2, 1998, is between CELESTIAL
     ------------------------------------------------------------------------
SEASONINGS, INC., a Delaware corporation (the "Borrower"), and KEYBANK NATIONAL
-------------------------------------------------------------------------------
ASSOCIATION, a national banking association (the "Lender").
-----------------------------------------------------------

     The Borrower has requested the Lender to extend credit in order to enable
     -------------------------------------------------------------------------
the Borrower, subject to the terms and conditions of this Agreement, to (i)
---------------------------------------------------------------------------
borrow on a revolving basis, at any time and from time to time prior to the
---------------------------------------------------------------------------
Maturity Date (as defined herein), an aggregate principal amount at any time
----------------------------------------------------------------------------
outstanding not in excess of $15,000,000 (the "Revolving Credit Loan"), the
---------------------------------------------------------------------------
proceeds of which shall be used for working capital, for acquisitions, for the
------------------------------------------------------------------------------
issuance of letters of credit up to a maximum of $5,000,000 and for other
-------------------------------------------------------------------------
general corporate purposes and (ii) provide for the issuance of a standby Letter
--------------------------------------------------------------------------------
of Credit (the "IDB Letter of Credit") in the approximate amount of $7,000,000,
-------------------------------------------------------------------------------
which will provide a credit enhancement for existing industrial development
---------------------------------------------------------------------------
revenue bonds.  The Lender is willing to extend such credit to the Borrower on
------------------------------------------------------------------------------
the terms and subject to the conditions set forth herein.
---------------------------------------------------------

     Accordingly, the Borrower and the Lender agree as follows:
     ----------------------------------------------------------

1.   ARTICLE   DEFINITIONS
--   ---------------------

     SECTION 1.1  Defined Terms.  As used in this Agreement, the following
     -----------  -------------
words and terms shall have the meanings specified below:

     "Acquisition"  shall mean any transaction, or any series of related
      -----------
transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests in any other form of legal entity.

     "Additional Letters of Credit"  shall mean the letters of credit, other
      ----------------------------
than the IDB Letter of Credit, issued by Lender upon the terms and conditions set forth in Section 2.13, the face amount of which shall not exceed, in the aggregate, at any time the sum of $5,000,000.

     "Affiliate" shall mean, when used with respect to a specified Person,
      ---------
another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agreement" shall mean this Credit Agreement, as the same may be modified
      ---------
from time to time by an amendment duly executed by Borrower and Lender.

     "Asset Sale" means the conveyance, transfer or other disposition, to the
      ----------
extent the proceeds of such disposition exceed $5,000,000, consummated after the Closing Date, by Borrower to another Person of any asset of Borrower, other than sales, transfers or other dispositions in the ordinary course of business and other than dispositions of equipment deemed to be surplus or obsolete.

     "Base Rate" shall mean either (i) the sum of the Federal Funds Rate and the
      ---------
Federal Funds Rate Margin or (ii) the sum of the LIBOR Rate and the LIBOR Rate Margin as designated by Borrower pursuant to Section 2.1(ii) hereof.

     "Bond Documents" shall have the meaning assigned to such term in Section
      --------------
2.13.

     "Bonds" shall mean those certain Variable Rate Demand/Fixed Rate Economic
      -----
Development Revenue Bonds (Celestial Seasonings, Inc, Project) Series 1989 in the original face amount of $8,200,000 ("Bonds"), which were issued pursuant to that certain Trust Indenture dated December 1, 1989, between Colorado Housing and Finance Authority, as issuer, and United Bank of Denver National Association, as trustee.

     "Borrowing" shall have the meaning set forth in Section 2.6.
      ---------

     "Business Day"  shall mean  (i) with respect to any borrowing, payment or
      ------------
rate selection of LIBOR Rate Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Denver, Colorado for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Denver, Colorado for the conduct of substantially all of their commercial lending activities.

     "Calendar Quarter" shall mean a three (3) month period commencing on
      ----------------
January 1, April 1, July 1 or October 1, as the context may require.

     "Capital Lease Obligations" of any Person shall mean the obligations of
      -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

     "Change of Control" means any of the following:  (i) the sale, lease,
      -----------------
conveyance or other disposition of all or substantially all of the assets of the Borrower (except for any Internal Reorganization), as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of related transactions; (ii) the acquisition of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower (except for an Internal Reorganization) in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Borrower (except for an Internal Reorganization); (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise but excluding an Internal Reorganization) that results in, or that is in connection with any Person, including, a "group" (within the meaning of

Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower, or of any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower; or (v) a majority of the Board of Directors of the Borrower, not being comprised of Persons who (a) were members of the Board of Directors of the Borrower, as of the date of this Agreement ("Original Directors"), (b) were nominated for election or elected to the Board of Directors of the Borrower, with the affirmative vote of at least a majority of the directors who themselves were Original Directors or who were similarly nominated for election or elected or (c) are otherwise approved by Lender.

     "Closing Date" shall mean November 2, 1998.
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be
      ----
amended from time to time.

     "Commitment" shall mean the Commitment of Lender to make Loans hereunder as
      ----------
set forth in Section 2.1.

     "Commitment Fee" shall mean a fee calculated at the Unused Fee Rate,
      --------------
payable quarterly in arrears, which shall be computed based on the average unused amount of the Revolving Loan Commitment.

     "Common Equity" means with respect to any Person, capital stock of such
      -------------
Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "Consolidated Amortization Expense" for any Person means, for any period,
      ---------------------------------
the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its subsidiaries in conformity with GAAP.

     "Consolidated Current Assets" means, with respect to any Person as at any
      ---------------------------
date of determination, the total assets of such Person and its consolidated subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its subsidiaries in accordance with GAAP.

     "Consolidated Current Liabilities" means, with respect to any Person as at
      --------------------------------
any date of determination, the total liabilities of such Person and its consolidated subsidiaries which may properly be classified as current liabilities on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

     "Consolidated Depreciation Expense" for any Person means, for any period,
      ---------------------------------
the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

     "Consolidated EBITDA" for any Person means, for any period, the difference
      -------------------
between (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense, (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense, and (v) Consolidated Depreciation Expense less (B) (i) extraordinary gains and (ii) dividends and distributions in cash,
----
all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

     "Consolidated Interest Expense" for any Person shall mean, for any period,
      -----------------------------
the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

     "Consolidated Net Income" for any Person means, for any period, the net
      -----------------------
income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP;

provided that there shall be excluded (i) the income (or loss) of any other
--------
Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

     "Consolidated Tangible Net Worth" of any Person means, for any time for the
      -------------------------------
determination thereof, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person, less Intangible Assets, in conformity with GAAP.

     "Consolidated Tax Expense"  for any Person means, for any period, the
      ------------------------
consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

     "Control" shall mean the possession, directly or indirectly, of the power
      -------
to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Default" shall mean any event or condition which upon notice, lapse of
      -------
time or both would constitute an Event of Default.

     "Default Rate" shall have the meaning assigned to such term in Section
      ------------
2.3(c).

     "Dollars" or "$" shall mean lawful money of the United States of America.
      -------      -

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not
      ---------------
incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Event of Default" shall have the meaning assigned to such term in Article
      ----------------
VII.

     "Federal Funds Rate"  "Federal Funds Rate" means, for each day, a
      ------------------
fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M. Denver time on such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender in its sole discretion.

     "Federal Funds Rate Loan" shall mean any Loan that bears interest with
      -----------------------
reference to the Federal Funds Rate.

     "Federal Funds Rate Margin" shall mean such margin as is adjusted pursuant
      -------------------------
to Section 2.3(b)(ii) of this Agreement.

     "Fees" shall mean the Commitment Fee.
      ----

     "Financial Officer" of any corporation shall mean the chief financial
      -----------------
officer, principal accounting officer, treasurer or controller of such corporation.

     "Funded Debt" shall mean, as of the applicable measuring date, all Capital
      -----------
Lease Obligations plus the outstanding principal balance, and interest accrued thereon, of all Indebtedness.

     "GAAP" shall mean generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" shall mean any federal, state, local or foreign
      ----------------------
court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any Person shall mean any obligation, contingent or
      ---------
otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

     "Indebtedness" of any Person shall mean, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Intangible Assets" means, with respect to any Person, at any time for the
      -----------------
determination thereof, the amount of (i) all write-ups in the book value of any asset owned by such Person, (ii) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or equity interests over the value assigned thereto on the books of such Person, (iii) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible items and (iv) all items that would be considered intangible assets under GAAP.

     "Internal Reorganization" means any reorganization between or among the
      -----------------------
Borrower and any Subsidiary or Subsidiaries or between or among any Subsidiary and one or more other Subsidiaries or any combination thereof by way of liquidations, mergers, consolidations, conveyances, assignments, sales, transfers and other dispositions of all or substantially all of the assets of a Subsidiary (whether in one transaction or in a series of transactions); provided that (a) the Borrower shall preserve and maintain its status as a validly existing corporation and (b) all assets, liabilities, obligations and guarantees of any Subsidiary party to such reorganization will continue to be held by a Subsidiary of Borrower or be assumed by the Borrower.

     "Interest Period" means, with respect to any LIBOR Rate Loan, the period
      ---------------
commencing on the date such Loan is made or continued and ending on the last day of such period as selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Borrower pursuant to the provisions below. The duration for any LIBOR Rate Loan shall be one (1) month, two (2) months, three (3) months or six (6) months, as selected by the Borrower; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, and; provided, further, however, that if such extension of time would cause the last day of such Interest Period for a LIBOR Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Letter of Credit"  shall mean, collectively, the IDB and any Additional
      ----------------
Letters of Credit issued by Lender pursuant to the provisions of Section 2.13.

     "LIBOR Rate"  shall mean for each Interest Period for any LIBOR Rate Loan,
      ----------
the average rate as established by the British Bankers Association ("BBA"), based on the average of the rates charged by eight (excluding the four highest and the four lowest rates) of the sixteen largest British Banks in London. If the BBA no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select in its reasonable discretion a replacement index for determining LIBOR, and shall promptly notify Borrower of such selection. If there are changes in the LIBOR Reserve Requirement, the LIBOR Rate shall be adjusted by dividing the LIBOR Rate by the result of (x)
1.00 minus (y) the LIBOR Reserve Requirement.

     "LIBOR Rate Loan" shall mean any Loan that bears interest with reference to
      ---------------
the LIBOR Rate.

     "LIBOR Rate Margin" shall mean such margin as is adjusted pursuant to
      -----------------
Section 2.3(b)(ii) of this Agreement.

     "LIBOR Reserve Requirements" means, for any Interest Period for any LIBOR
      --------------------------
Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

     "Lien" shall mean any mortgage, deed of trust, pledge, security interest,
      ----
hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loans" shall mean the loans made by Lender pursuant to Section 2.1.
      -----

     "Loan Documents" shall mean this Agreement, the Note, any other instruments
      --------------
or documents evidencing or relating to the Loan.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the
      -----------------------
business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lender under any Loan Document.

     "Maturity Date" shall mean three (3) years from the Closing Date.
      -------------

     "Net Cash Proceeds" means with respect to any Asset Sale, the aggregate
      -----------------
cash payments received by the Borrower, from such Asset Sale, net of direct expenses of sale; provided that, with respect to the taxes, expenses shall only
                  --------
include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale.

     "Note" shall mean the promissory note executed by Borrower which evidences
      ----
the Revolving Credit Loan.

     "Origination Fee" shall mean that certain origination fee payable by
      ---------------
Borrower to Lender pursuant to a letter agreement of even date herewith.

     "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and
      ----
defined in ERISA and any successor thereto.

     "Person" shall mean any natural person, corporation, business trust, joint
      ------
venture, association, Borrower, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any pension plan subject to the provisions of Title IV of
      ----
ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

     "Reimbursement Agreement" shall mean that certain Reimbursement Agreement
      -----------------------
dated as of November 1, 1998, entered into between Lender and Borrower with respect to the IDB Letter of Credit.

     "Repayment Date" shall have the meaning given such term in Section 2.12.
      --------------

     "Reportable Event" shall mean any reportable event as defined in Section
      -----------------
4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

     "Responsible Officer" of any corporation shall mean any executive officer
      -------------------
or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Revolving Loan Commitment" shall mean the maximum amount of the Revolving
      -------------------------
Credit Loan, which shall initially be $15,000,000, but shall be subject to reduction as provided herein.

     "Significant Subsidiary" shall mean a Subsidiary which meets any of the
      ----------------------
following conditions:

     (1) The Borrower's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

     (2) The Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Borrowers and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

     "Subordinated Debt" shall mean Indebtedness of a Person which is
      -----------------
subordinated, in a manner reasonably satisfactory to the Lender, to all Indebtedness owing to the Lender.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as
      ----------
the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Total Indebtedness" shall mean all Indebtedness of a Person less
      ------------------
Subordinated Debt.

     "Transactions" shall have the meaning assigned to such term in Section 3.2.
      ------------

     "Unused Fee Rate" shall mean such rate as is set forth pursuant to Section
      ---------------
2.3(b)(ii) of this Agreement.

     SECTION 1.2  Terms Generally.  The definitions in Section 1.1. shall
                  ---------------
apply equally to both the singular and plural forms of the terms defined. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

    ARTICLE II THE CREDIT

    SECTION 2.1  Amount of Credit.  The Bank hereby agrees, subject to the
                 ----------------
terms and conditions of this Agreement, to make a Revolving Credit Loan to the Borrower as follows:

                 (i) Lender hereby makes a Revolving Credit Loan to the Borrower from time to time on and after the date of this Agreement through and including the Maturity Date, in an amount not to exceed the Revolving Loan Commitment. Until the Maturity Date, the Borrower may borrow, repay, and reborrow such Revolving Credit Loan up to the maximum amount of the Revolving Loan Commitment.

                 (ii) Each Revolving Credit Loan shall be either a LIBOR Rate Loan or a Federal Funds Rate Loan, subject to the following conditions:

                       (A) Each Loan that is made or continued as a LIBOR Rate Loan shall be made or continued on such Business Day, in such amount (equal to $10,000.00 or an integral multiple thereto), and with such an Interest Period as the Borrower shall request by written notice given to the Lender no later than 11:00 a.m. (Denver, Colorado time) on the third Business Day prior to the date of disbursement or continuation of the requested LIBOR Rate Loan. Each written notice of any LIBOR Rate Loan shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of any failure by the Borrower to consummate such LIBOR Rate Loan, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Lender to fund the LIBOR Rate Loan. A certificate as to the amount of such loss or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error. In the event that the Borrower fails to provide the Lender with the required written notice, the Borrower shall be deemed to have given a written notice that such LIBOR Rate Loan shall be converted to a Federal Funds Rate Loan on the last day of the applicable Interest Period. In no event shall the Borrower be permitted to select a LIBOR Rate Loan having an Interest Period ending after the Maturity Date;

                       (B) Each Loan that is made as a Federal Funds Loan shall be made on such Business Day and in such amount (equal to $10,000.00 or any integral multiple thereof) as the

                    Borrower shall request by written notice given to the Lender no later than 11:00 a.m. (Denver, Colorado time) on the date of disbursement of the requested Federal Funds Loan.

        (iii) On or before each anniversary of the Closing Date, the Borrower may elect, by written notice to Lender, to reduce the amount of the Revolving Loan Commitment; provided, that (i) the amount of the Revolving Loan Commitment, after giving effect to the requested reduction, cannot be less than the then outstanding principal balance of the Revolving Credit Loan, and (ii) each such notice shall be irrevocable, and the Borrower shall not thereafter have the right to increase the amount of the Revolving Loan Commitment.

        SECTION 2.2  Loan Evidenced by Promissory Note.  All Loans shall be
                     ---------------------------------
evidenced by the Note dated the date hereof. The Note shall be a master note, and the principal amount of all revolving Loans outstanding shall be evidenced by the Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on the Note.

        SECTION 2.3  Interest Rates.  The Borrower shall pay interest on the
                     --------------
unpaid principal amount of each Revolving Credit Loan made by the Lender from the date of such Revolving Credit Loan until such principal amount shall be paid in full as follows:

                  (a)  (i)   During such periods as any LIBOR Rate Loan is
             outstanding, at a rate per annum equal to the sum of the LIBOR Rate and the LIBOR Rate Margin (as described in subpart (b) below) in effect from time to time, in accordance with this Agreement.

                       (ii) During such periods as any Federal Funds Rate Loan is outstanding, at a rate per annum equal to the sum of the Federal Funds Rate and the Federal Funds Rate Margin (as described in subpart (b) below) in effect from time to time, in accordance with this Agreement.

                  (b)  (i)   Except as otherwise provided herein, the LIBOR Rate
             Margin, the Federal Funds Rate Margin or the Unused Fee Rate in effect shall be adjusted as of the first day of each Calendar Quarter, based on the balance sheet provided to Lender by Borrower during the preceding Calendar Quarter. For example, for the Calendar Quarter beginning on January 1, the applicable LIBOR Rate Margin, Federal Funds Rate Margin and Unused Fee Rate shall be determined based on the balance sheet delivered to Lender by Borrower pursuant to Section 5.4 during the preceding November for the Calendar Quarter ending on September 30th. The LIBOR Rate Margin or the Federal Funds Rate Margin in effect shall be applicable to new advances for Revolving Credit Loans as of the date of such advances, and to a continued Loan as of the date of continuation, occurring within the calendar quarter in which such LIBOR Rate Margin or Federal Funds Rate Margin is in effect.

     (ii) As of the first day of each Calendar Quarter, the LIBOR Rate Margin, the Federal Funds Rate Margin and the Unused Fee Rate shall be adjusted to be the percentage indicated in the following table corresponding to the Borrower's Funded Debt to Consolidated EBITDA ratio, which shall be calculated from the balance sheet provided by the Borrower to the Lender under Section 5.4 of this Agreement.


Funded Debt to EBITDA                LIBOR Rate Margin    Federal Funds Rate Margin    Unused Fee Rate
Greater than or equal to 3.0         125 Basis Points         150 Basis Points         30 Basis Points
Less than 3.0 but greater than or
  equal to 2.0                       100 Basis Points         125 Basis Points         25 Basis Points
Less than 2.0 but greater than or
  equal to 1.0                        75 Basis Points         100 Basis Points         15 Basis Points
Less than 1.0                         50 Basis Points          75 Basis Points         10 Basis Points

     (iii) Any such adjustment to the LIBOR Rate Margin, the Federal Funds Rate Margin or the Unused Fee Rate shall only remain effective until the earlier of the first day of the next Calendar Quarter or the date on which an Event of Default shall occur.

     (c) Upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the unpaid principal amount of the Loan, and accrued interest thereon, or any fees or any and other sum payable hereunder, shall thereafter until paid in full bear interest (the "Default Rate") at a rate per annum equal to
                                   ------------
               six hundred (600) basis points in excess of the Federal Funds Rate in effect from time to time.


 SECTION 2.4  Interest Payments. The Borrower shall pay to the Lender interest
              -----------------
on the unpaid principal balance of each Federal Funds Rate Loan on either (i) the date such Loan is converted to a LIBOR Rate Loan, or (ii) the last date of each Calendar Quarter, whichever is earlier. The Borrower shall pay to the Lender interest on the unpaid principal balance of each LIBOR Rate Loan on (i) the date such Loan is converted to a Federal Funds Rate Loan, or (ii) the last day of the day of each Calendar Quarter, whichever is earlier.

 SECTION 2.5  Prepayment.  The Borrower may prepay any Federal Funds Rate Loan
              ----------
in whole, or in part, at any time or times. The Borrower may prepay any LIBOR Rate Loan, in whole or in part, upon not less than three (3) Business Days' prior written notice given to the Lender; provided, that, if payment of a LIBOR Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, the Borrower shall indemnify Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits required to fund or maintain the LIBOR Rate Loan.

 SECTION 2.6  Notice of Borrowings.  The Borrower shall give the Lender prior
              --------------------
written notice to Lender before a proposed borrowing (a "Borrowing") pursuant to
Section 2.1(ii) hereof. Such notice shall be irrevocable and shall in each case refer to this Agreement. Each notice of Borrowing shall be deemed a representation by Borrower that all conditions precedent to such Borrowing have been satisfied.

     SECTION 2.7  Fees.
     -----------------

     (a) The Commitment Fee shall be payable, in arrears, on the last day of each Calendar Quarter, commencing December 31, 1998, and continuing on the first day of each Calendar Quarter thereafter until the Maturity Date, and shall be based on the average unused amount of the Commitment pertaining to the Revolving Credit Loan for the Calendar Quarter ending on such date. The Commitment Fee due December 31, 1998, shall be prorated based on the number of days from the Closing Date through December 31, 1998, divided by the number of days in the Calendar Quarter ending December 31, 1998.

     (b) Once paid, none of the Fees shall be refundable under any circumstances, unless the Borrower and Lender subsequently determine that an error has occurred in the calculation of any fees due. In such event, any remaining fee balances will be paid within thirty (30) days from the date that the error was determined.

     SECTION 2.8 Termination of Commitments.  The Commitment shall be
                 --------------------------
automatically terminated at 5:00 p.m., Denver, Colorado time, on the Maturity Date.

     SECTION 2.9 Computation of Interest and Fees.  Interest on Loans and
                 --------------------------------
unpaid fees, if any, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

     SECTION 2.10  Additional Costs.
                   ----------------

     (a) If, due to either (i) any change in any law or regulation (or its interpretation), or (ii) the compliance with any guideline or request from any central lender or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of making, funding or maintaining LIBOR Rate Loans, then the Borrower shall from time to time, upon demand by the Lender pay to the Lender additional amounts sufficient to reimburse the Lender for any such additional costs.
     A certificate of the Lender submitted to the Borrower as to the amount of such additional costs, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.10(a), the Borrower shall not be obligated to indemnify or reimburse the Lender for any additional costs which arose or were incurred during, or is otherwise attributable to, any period of time more than 180 days prior to the date on which the Lender delivered its written certificate for indemnification or reimbursement for such additional costs and such costs shall be nondiscriminatory in nature. Upon notice from the Borrower to the Lender within five (5) Business Days after the Lender notifies the Borrower of any such additional costs pursuant to this Section 2.10(a), the Borrower may either prepay in full all LIBOR Rate Loans so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (ii) convert such LIBOR Rate Loans so affected then outstanding into Federal Funds Rate Loans upon not less than four (4) Business Days' notice to the

     Lender. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

     (b) If either (i) any change in any law or regulation (or its interpretation), or (ii) the compliance with any guideline or request from any central lender or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased by or based upon the existence of the Loan (or commitment to make the Loan) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's Loan (or commitment to make the Loan). A certificate of the Lender submitted to the Borrower as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this
     Section 2.10(b), the Borrower shall not be obligated to indemnify or reimburse the Lender for any such additional amounts which arose or were incurred during, or is otherwise attributable to, any period of time more than 180 days prior to the date on which the Lender delivered its written certificate for indemnification or reimbursement for such additional amounts and such amounts shall be nondiscriminatory in nature. Upon notice from the Borrower to the Lender within five (5) Business Days after the Lender notifies the Borrower of any such additional costs pursuant to this
     Section 2.10(b), the Borrower may either (A) prepay in full the Loan if so affected, together with interest accrued thereon to the date of such prepayment, or (B) convert the Loan if so affected into a Loan of any other type not so affected upon not less than four (4) Business Days' notice to the Lender. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.


     SECTION 2.11 Illegality.  Notwithstanding any other provision of this
                  ----------
Agreement, if any change in any law or regulation (or its interpretation) shall make it unlawful, or any central

Lender or other governmental authority shall assert that it is unlawful, for the Lender to perform its obligations hereunder to make, continue, or convert LIBOR Rate Loans hereunder, then, (a) on notice thereof by the Lender to the Borrower, the obligation of the Lender to make or continue a LIBOR Rate Loan or to convert any Federal Funds Rate Loan into a LIBOR Rate Loan shall terminate and the Lender shall thereafter be obligated to make only Federal Funds Rate Loans whenever any written notice requests for any type LIBOR Rate Loan is received, and (b) upon demand therefor by the Lender to the Borrower, the Borrower shall either (i) forthwith prepay in full any LIBOR Rate Loan then outstanding, together with interest accrued thereon, or request that the Lender, upon four
(4) Business Days' notice, convert any LIBOR Rate Loan then outstanding into a Federal Funds Rate Loan. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Borrower shall be conclusive and binding, for all purposes, absent manifest error.

     SECTION 2.12  Payments.  The Borrower shall make each payment (including
                   --------
principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), Denver, Colorado time, on the date when due in dollars to the Lender at its offices at 600 South Cherry Street, Suite 1000, Denver, Colorado 80246, in immediately available funds. Borrower may direct that such payments be made by direct debit from an account of Borrower. Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.13  Letter of Credit.
                   ----------------

     (a)  IDB Letter of Credit.
          --------------------

          (i) The IDB Letter of Credit shall be issued by Lender upon compliance by Borrower with the conditions set forth in Section 4.3 hereof. If the conditions to issuance of the IDB Letter of Credit have not been satisfied on or before March 31, 1999, the obligation of Lender to issue the IDB Letter of Credit shall expire.

          (ii) Pursuant to the terms and conditions of the documents and instruments (the "Bond Documents") governing the issuance of the Bonds, the principal amount of the Bonds is scheduled to reduce on an annual basis, and accordingly, the amount of the IDB Letter of Credit may be reduced. Upon Borrower's written notice, and compliance by Borrower with all of the terms and conditions of the Bond Documents (including the payment by Borrower of all fees, costs and charges due thereunder) and the Reimbursement Agreement, the Lender shall reduce the face amount of the IDB Letter of Credit.

     (b) Issuance of Additional Letters of Credit.  Subject to the terms and
         ----------------------------------------
conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, in addition to requesting that the Lender make Loans pursuant to Section 2.1, the Borrower may request, in accordance with the provisions of this Section 2.13, that Lender issue Additional Letters of Credit for the account of the Borrower; provided that (i)
                                                              --------
Borrower shall not request that Lender issue any Additional Letter of Credit and the Lender shall not issue any Additional Letter of Credit, if after giving effect to such issuance, the sum of (A) the outstanding Additional Letters of Credit on the date of such issuance, after giving effect to the issuance of all Additional Letters of Credit subject to outstanding requests for the issuance thereof, plus (B) the aggregate principal amount of Loans then outstanding, after giving effect to the making of all Loans then requested by all outstanding but unfunded notices of Borrowing, would the maximum amount of the Revolving Credit Loan, (ii) in no event shall Lender issue (A) any Additional Letter of Credit having an expiration date later than thirty (30) Business Days prior to the Maturity Date, after giving effect to any possible renewal of such Additional Letter of Credit pursuant to the proviso to the following clause (ii)
(B), (B) subject to the foregoing clause (ii)(A), any Additional Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (ii) (A), this clause (B) shall
--------
not prevent Lender from issuing an Additional Letter of Credit containing a provision to the effect that such Additional Letter of Credit will automatically be renewed annually for a period not to exceed one year, so long as such renewable Additional Letter of Credit provides that it shall not at any time be renewed for an additional year if (I) Borrower notifies the Lender in writing one Business Day prior to the applicable renewal date that such Borrower elects to allow the Additional Letter of Credit to expire without being renewed, or
(II) the Lender notifies Borrower in writing, prior to the date set forth in
                                              -----
such Additional Letter of Credit as the date by which the beneficiary thereof is to be notified whether such Additional Letter of Credit is to be renewed, that such Additional Letter of Credit shall not be so renewed, in which case such Additional Letter of Credit shall not be so renewed, (C) any Additional Letter of Credit, the initial stated amount of which is less than $10,000.00, or (D) any Additional Letter of Credit (I) as to which a drawing can be made in a location other than in the United States of America, or (II) which is governed by laws other than the laws of the State of Colorado, without regard to the principles of conflicts of laws and (iii) Borrower shall not request that Lender issue and Lender shall not issue any Additional Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding face amount of all Additional Letters of Credit would exceed $5,000,000. The issuance of any Additional Letter of Credit in accordance with the provisions of this Section 2.13 shall be given effect in the calculation of the aggregate principal amount of Loans outstanding.

     (c) Request for Issuance of Additional Letters of Credit.  Whenever the
         ----------------------------------------------------
Borrower desires the issuance of an Additional Letter of Credit, it shall deliver to the Lender a request for issuance of a Additional Letter of Credit no later than 1:00 p.m. (Denver, Colorado time) at least three Business Days, or such shorter period as may be agreed to by Lender in any particular instance, in advance of the proposed date of issuance. The request for issuance with respect to any Additional Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day) of such Additional Letter of Credit,
(ii) the face amount of such Additional Letter of Credit, (iii) the expiration date of such Additional Letter of Credit and (iv) the name and address of the beneficiary of such Additional Letter of Credit. Prior to the date of issuance, the

Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Additional Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Additional Letter of Credit, would require the Lender to make payment under the Additional Letter of Credit; provided that the Lender, in
                                                    --------
its sole judgment, may require changes in any such documents and certificates. In determining whether to pay under any Additional Letter of Credit, the Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Additional Letter of Credit have been delivered and that they comply on their face with the requirements of that Additional Letter of Credit.

     (d) Payment of Amounts Drawing Under Letter of Credit.  In the event of any
         -------------------------------------------------
request for drawing under the Letter of Credit by the beneficiary thereof, the Lender shall notify such Borrower on or before the date on which Lender intends to honor such drawing, and if such drawing is a Principal Drawing or Interest Drawing (as such terms are defined in the Reimbursement Agreement) or a drawing under an Additional Letter of Credit (each of such events being referred to hereunder as a "Drawing") such Borrower shall reimburse Lender on the day on which such Drawing is honored in an amount in same day funds equal to the amount of such Drawing; provided that, anything contained in this Agreement to the
                 --------
contrary notwithstanding, (i) unless such Borrower shall have notified Lender prior to Noon (Denver, Colorado time) on the Business Day of the date of such Drawing that such Borrower intends to reimburse Lender for the amount of such Drawing with funds other than proceeds of the Revolving Credit Loan, Borrower shall be deemed to have timely given a notice of Borrowing to the Lender requesting the Lender to make Loans on the date on which such Drawing is honored in an amount equal to the amount of such Drawing, and (ii) the Lender shall, on the date of such Drawing, make Loans to Borrower in the amount of such Drawing, the proceeds of which shall be applied directly to reimburse Lender for the amount of such Drawing.

     (e)  Compensation.
          ------------

     (1) The Borrower shall pay the following amount with respect to the Letter of Credit:

          (i) with respect to drawings made under Additional Letters of Credit, interest, payable on demand, on the amount paid by Lender in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Loans) at a rate which is equal to the interest rate then applicable to the Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing; provided that amounts reimbursed after 2 p.m. (Seattle, Washington
              --------
     time) on any date shall be deemed to be reimbursed on the next succeeding Business Day.

          (ii) with respect to the issuance, amendment or transfer of the Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with Lender's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be, except that, in the case of the IDB Letter of Credit, such changes shall be as set forth in the Reimbursement Agreement.

     (2) The Borrower shall pay to Lender in respect of any Additional Letters of Credit, the fees and charges in effect from time to time under the standard policies and procedures of Lender.

     (f) Obligations Absolute.  The obligation of the Borrower to reimburse
         --------------------
Lender for drawings made under the Letter of Credit (except for the IDB Letter of Credit, which shall be governed by the Reimbursement Agreement) issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

     (1) any lack of validity or enforceability of the Letter of Credit;

     (2) the existence of any claim, setoff, defense, or other right that Borrower or any other Person may have any time against a beneficiary or any transferee of the Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

     (3) any draft, demand, certificate or any other document presenting under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (4) payment by Lender under the Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

     (5) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

     (6) the fact that a Default or Event of Default shall have occurred and be continuing.

     (g) Additional Payments.  If by reason of (a) any change after the date of
         -------------------
this Agreement in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority:

         (i) Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.13, whether directly or by such being imposed on or suffered by Lender;

             (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of the Letter of Credit issued by the Lender; or

             (iii) there shall be imposed on Lender any other condition regarding this Section 2.13, the Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to Lender of issuing, making or maintaining the Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount then and in any such case Lender shall, as promptly as practical after the additional cost is incurred or the amount received is reduced, notify the Borrower and Borrower shall pay on demand such amounts as shall be necessary to compensate Lender for such additional cost or reduced receipt, together with interest, if any, on such amount from five (5) Business Days after the date demanded until payment in full thereof at a rate per annum equal at all times to
                                                 --- -----
the rate applicable to Loans then in effect; provided, however, that the failure
                                             --------  -------
of Lender to timely give such notice shall not affect the obligation of Borrower to pay such amounts. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Borrower by Lender shall, absent manifest error, be final, conclusive and binding for all purposes. Notwithstanding the foregoing, amounts of the foregoing nature assessed with respect to the IDB Letter of Credit shall be governed solely by the Reimbursement Agreement.

     (h) Indemnification; Nature of Lender's Duties.  In addition to amounts
         ------------------------------------------
payable as elsewhere provided in this Section 2.13, without duplication, Borrower hereby agrees to protect, indemnify, pay and save harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letter of Credit or (ii) the failure of Lender to honor a drawing under the Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or
        -- -----
omissions herein called "Government Acts").

     As between the Borrower and Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit by the respective beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, in the absence of Lender's gross negligence or intentional misconduct, Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the issuance of such Letter of Credit, even if it should in fact prove to be in any of all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender in connection with the Letter of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of Lender's gross negligence or intentional misconduct, shall not put Lender under any resulting liability to the Borrower.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to Lender that:

     SECTION 3.1.  Organization; Powers.  The Borrower (a) is a Delaware
                   --------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

     SECTION 3.2.  Authorization.  The execution, delivery and performance by
                   -------------
the Borrower of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions" (a) have been duly authorized by all requisite
                    ------------
corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any subsidiary.

     SECTION 3.3.  Enforceability.  This Agreement has been duly executed and
                   --------------
delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     SECTION 3.4.  Governmental Approvals.  No action, consent or approval of,
                   ----------------------
registration or filing with or any other action by any Governmental Authority is required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

     SECTION 3.5.  Financial Statements.  The Borrower has heretofore
                   --------------------
furnished to Lender its consolidated and consolidating balance sheets and statements of income and changes in financial condition (a) as of and for the fiscal year ended September 30, 1997, audited by and accompanied by the report of independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended, June 30, 1998, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof required to be disclosed in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     SECTION 3.6.  No Material Adverse Change.  There has been no material
                   --------------------------
adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since June 30, 1998.

     SECTION 3.7.  Title to Properties; Possession Under Leases.
                   --------------------------------------------

     (a) The Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.2.

     (b) The Borrower and each of the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. The Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.8.  Subsidiaries.  Schedule 3.8 sets forth a complete and
                   ------------
accurate list of the Subsidiaries of the Borrower as of the date of this Agreement, showing the jurisdiction of incorporation or formation of each and showing the percentage of the Borrower's ownership of the outstanding stock or membership interest of each Subsidiary. All of the outstanding capital stock of each such corporate Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all liens.

     SECTION 3.9.  Litigation.  Except as set forth in Schedule 3.9, as of the
                   ----------
date of this Agreement there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect or a judgment in excess of $500,000.

     SECTION 3.10.  Agreements.  Neither the Borrower nor any of its
                    ----------
Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

     SECTION 3.11.  Use of Proceeds.  The Borrower will use the proceeds of
                    ---------------
the Loans only for the purposes specified in the preamble to this Agreement.

     SECTION 3.12.  Tax Returns.  The Borrower and the Subsidiary has filed or
                    -----------
caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in accordance with Section 5.3.

     SECTION 3.13.  No Material Misstatements.  No information, report,
                    -------------------------
financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

     SECTION 3.14.  Employee Benefit Plans.  The Borrower and each of its
                    ----------------------
ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred during the past five years as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. Schedule 3.14 sets forth a complete list of the Plans of the Borrower as of the date of this Agreement.

     SECTION 3.15.  Operation of Business. The Borrower possesses all
                    ---------------------
licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its effective businesses substantially as now conducted and as presently proposed to be conducted and the Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

     SECTION 3.16.   Laws; Environment.    The Borrower has duly complied, and
                     -----------------
its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety) . The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (6) other environmental, health or safety matters, other than such as would not have a Material Adverse Effect or result in a fine, penalty, judgment or other liability in excess of $500,000. During the past five years, the Borrower has not received notice of, or has actual knowledge of any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances or any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities which would result in a Material Adverse Effect or result in a fine, penalty, judgment or other liability in excess of $500,000. Except in accordance with a valid governmental permit, license, certificate or approval, during the past five years, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any premises owned or leased by Borrower, of any toxic or hazardous substances or hazardous wastes at or from any premises owned or operated by Borrower. During the past five years, there has been no complaint, order, directive, claim, action, or notice by any governmental authority or any Person or entity with respect to violations of law or damages by reason of Borrower's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
(3) noise emissions; (4) solid or liquid waste disposal; (5) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (6) other environmental, health or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities, other than such as would not have a Material Adverse Effect or result in a fine, penalty, judgment or other liability in excess of $500,000. Borrower does not have any material indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal, other than obligations in the ordinary course of Borrower's business.

     SECTION 3.17.    Investment Company Act.  The Borrower is not currently,
                      ----------------------
or upon the making of any Loan hereunder will become, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.18.    Public Utility Holding Company Act.  The Borrower is not
                      ----------------------------------
a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.19.    Foreign Person. The Borrower is not a  "foreign person"
                      --------------
within the meaning of Section 1445(f)(3) of the Code.

ARTICLE IV.  CONDITIONS OF LENDING

     The obligations of Lender to make the Loan hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.1.  All Borrowings.  On the date of each Borrowing:
                   --------------

     (a) The Lender shall have received a notice of such borrowing as required by Section 2.6.

     (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing. Without limiting the foregoing, as of the date of each Borrowing, Borrower must have furnished to Lender all of the financial information required by Section 5.4.

     Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

     SECTION 4.2.  Closing Date.  On the Closing Date:
                   ------------

     (a) Lender shall have received a duly executed Note complying with the provisions of Section 2.2, and all other Loan Documents required herein.

     (b) Lender shall have received a favorable written opinion from counsel for the Borrower, dated the Closing Date and addressed to the Lender.

     (c) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lender and its counsel.

     (d) The Lender shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan

Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as Lender or counsel for the Lender, may reasonably request.

     (e) The Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1.

     SECTION 4.3.  Conditions Precedent to Letter of Credit.  On the date of
                   ----------------------------------------
issuance of the IDB Letter of Credit, all conditions precedent to the issuance of the IDB Letter of Credit set forth in the Reimbursement Agreement shall have been satisfied.

ARTICLE V.  AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees with Lender that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.1.  Existence; Businesses and Properties.
                   ------------------------------------

     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence other than pursuant to Internal Reorganizations.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property and equipment material to the conduct of such business and keep such property and equipment in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.2.  Insurance.  Keep its insurable properties adequately
                   ---------
insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for Personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and, maintain such other insurance as may be required by law.

     SECTION 5.3.  Obligations and Taxes.  Pay its Indebtedness and other
                   ---------------------
obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; Provided, however, that such payment
                                          --------
and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall set aside on its books adequate reserves with respect thereto.

     SECTION 5.4.  Financial Statements, Reports, etc.    The Borrower shall
                   -----------------------------------
furnish to Lender:

     (a) within 90 days after the end of each fiscal year, its consolidated balance sheets (together with an unaudited description of consolidating entries) and related statements of income and changes in financial position, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by reputable independent public accountants acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets (together with an unaudited description of consolidating entries) and related statements of income and changes in financial position, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of notes;

     (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in Sections 6.9 through 6.12, inclusive;

     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange

Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (e) promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants;

     (f) as soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

     (g) promptly after the furnishing thereof, copies of any statement, report, document, notice, certificate, and correspondence furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement relating to Indebtedness in excess of $500,000 and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 5.4; and

     (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

     SECTION 5.5.  Litigation and Other Notices.  The Borrower shall furnish
                   ----------------------------
to the Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which, if adversely determined, could result in (i) a Material Adverse Effect or (ii) a judgement in excess of $500,000; and

     (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     SECTION 5.6.  ERISA.  (a) Comply in all material respects with the
                   -----
applicable provisions of ERISA and (b) furnish to the Lender (i) as soon as possible, and in any event within 30 days after any Responsible officer of the Borrower either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $250,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 412 of the Code) or to appoint a trustee to administer any Plan or Plans, and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC.

     SECTION 5.7.  Maintaining Records; Inspections.  The Borrower shall
                   --------------------------------
maintain all financial records in accordance with GAAP and permit any representatives designated by Lender to inspect the financial records of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.8.  Environment.    Be and remain in compliance in all material
                   -----------
respects with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Lender promptly of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party which could have a Material Adverse Effect or result in a penalty, fine, judgment or other liability in excess of $500,000; notify the Lender promptly of any hazardous discharge from or affecting its premises which could have a Material Adverse Effect or result in a penalty, fine, judgment or other liability in excess of $500,000; promptly contain and remove the same, to the extent required by applicable laws; and promptly pay any fine or penalty assessed in connection therewith.

     SECTION 5.9.  Use of Proceeds.  Use the proceeds of the Loans only for
                   ---------------
the purposes set forth in the preamble to this Agreement.

ARTICLE VI.  NEGATIVE COVENANTS

     The Borrower covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.1.  Acquisitions.  Enter into, or permit, any Acquisition
                   ------------
valued in excess of $5,000,000, without the prior written consent of Lender. Notwithstanding the foregoing, Borrower shall have the right to enter into Acquisitions in excess of $5,000,000, without the consent of Lender, provided that any portion of the purchase price for such Acquisition in excess of $5,000,000 is payable entirely in stock of the Borrower.

     SECTION 6.2.  Liens.  Create, incur, assume or permit to exist any Lien
                   -----
on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

     (a) Liens for taxes not yet due or which are being contested in compliance with Section 5.3;

     (b) pledges and deposits made in the ordinary course of business and/or in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations, as applicable;

     (c) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (d) Liens which arise in the ordinary course of business for sums not due or sums which the Company is contesting in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP, but which do not involve any deposits or advances or borrowed money or the deferred purchase price of property or services;

     (e) purchase money security interests in an aggregate amount not to exceed $250,000 per annum;

     (f) statutory Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of the Company's business; provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or are being contested in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP;

     (g) attachment, judgment and other similar non-tax Liens with respect to which no Event of Default would exist pursuant to Article VIII; and


     SECTION 6.3.  [INTENTIONALLY DELETED].

     SECTION 6.4.  Investments, Loans and Advances.    Make any loan or
                   -------------------------------
advance to any Person, or purchase or otherwise acquire, any capital stock, assets (other than assets acquired in the ordinary course of business), obligation, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person including, without limitation, any hostile takeover, hostile tender offer or similar hostile transaction (collectively, "Investments"), except: (1) a direct obligation of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1," by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial Lender or federal savings Lender having capital and surplus in excess of

$250,000,000; (4) stocks, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; (5) Acquisitions permitted pursuant to Section 6.1; (6) loans or expense advances to employees in the ordinary course of business in an amount not to exceed $250,000 in the aggregate; (7) Investments in Subsidiaries of the Borrower; or (8) Investments not exceeding an aggregate amount of $5,000,000.

     SECTION 6.5.  Mergers, Consolidations and Sales of Assets.   Merge into or
                   --------------------------------------------
consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) except that (a) the Borrower may purchase and sell inventory in the ordinary course of business, (b) the Borrower may make sales, transfers and other dispositions in the ordinary course of business and dispose of equipment deemed to be surplus or obsolete, (c) the Borrower and its Subsidiaries may engage in Internal Reorganizations, and (d) the Borrower may enter into one or more Asset Sales provided that the Net Cash Proceeds are paid over to Lender for application against, and to reduce the outstanding principal of, the Loans (unless Lender waives the foregoing requirement in writing, which waiver, if granted by Lender, shall not require an amendment to this Agreement).

     SECTION 6.6. [INTENTIONALLY DELETED]

     SECTION 6.7.  Transactions with Affiliates.  Sell or transfer any
                   ----------------------------
property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; and, further, Borrower may enter into transactions with wholly-owned Subsidiaries without regard to the price, terms and conditions thereof.

     SECTION 6.8.  Business of Borrower.  Engage at any time in any business
                   --------------------
or business activity other than the manufacture and sale of consumer products and business activities reasonably incidental thereto.

     SECTION 6.9.  Current Ratio.  Borrower shall not permit the ratio of
                   -------------
Consolidated Current Assets to Consolidated Current Liabilities, at the end of any quarterly period, to be less than 1.50 to 1.00.

     SECTION 6.10.  Funded Debt to EBITDA Ratio.  Borrower shall not permit
                    ---------------------------
the ratio of Funded Debt to Consolidated EBITDA, at the end of any quarterly period, to be greater than 3.50 to 1.00, which amount shall be calculated on a rolling four Calendar Quarter basis.

     SECTION 6.11.  EBITDA to Interest Expense Ratio.  Borrower shall not
                    --------------------------------
permit the ratio of Consolidated EBITDA to Consolidated Interest Expense, at the end of any quarterly period, to be less than 3.00 to 1.00.

     SECTION 6.12.  Total Indebtedness to Tangible Net Worth.  Borrower shall
                    ----------------------------------------
not permit the ratio of Total Indebtedness to Consolidated Tangible Net Worth, at the end of any quarterly period, to be more than 2.50 to 1.00.

ARTICLE VII.  EVENTS OF DEFAULT

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

     (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Sections 5.1(a), 5.9, 6.1, 6.5, and 6.8 through 6.12, inclusive;

     (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any non-monetary covenant, condition or agreement contained in any Loan Document and such default shall continue unremedied for a period of thirty (30) days after written notice thereof from the Lender to the Borrower;

     (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform, after any applicable notice and cure period, any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, the breach of which could give rise to acceleration of such Indebtedness;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or a Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments for the payment of money in an aggregate amount in excess of $500,000.00 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy, upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

     (j) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $250,000.00 and, within 30 days after the reporting of any such Reportable Event to the Lender or after the receipt by the Lender of the statement required pursuant to Section 5.6, the Lender shall have notified the Borrower in writing that (i) the Lender has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

     (k)   a Change in Control shall occur;

then, and in every such event and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitment and (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loan, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII.  MISCELLANEOUS

     SECTION 8.1.  Notices.  Notices and other communications provided for
                   -------
herein shall be in writing and shall be delivered by hand, overnight courier service, or via certified or registered mail as follows:

     (a) if to the Borrower, to it at: 4600 Sleepytime Drive, Boulder, Colorado 80301,
               Attention:  Chief Financial Officer, (303) 581-1349;

     (b) if to the Lender, to it at 600 South Cherry Street, Suite 1000, Denver, Colorado 80246, Attention: Scot T. Wetzel, Vice President, (303) 320-5026.

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1.

     Notwithstanding the foregoing notice requirements, notices of Borrowing, interest rate elections, prepayment and similar administrative matters may be sent by the Borrower to the Lender via facsimile.

     SECTION 8.2.  Survival of Agreement.  All covenants, agreements,
                   ---------------------
representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, and the execution and delivery to the Lender of the Note evidencing such Loan, regardless of any investigation made by the Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 8.3.  Binding Effect.  This Agreement shall become effective when
                   --------------
it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of the Lender.

     SECTION 8.4.  Successors and Assigns.
                   ----------------------

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan at the time owing to it and the Note held by it).

     SECTION 8.5.  Expenses; Indemnity.
                   -------------------

     (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loan made or the Note issued hereunder, including the fees and disbursements of Brownstein Hyatt Farber & Strickland, P.C., counsel for the Lender, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees and disbursements of any other counsel for the Lender. The Borrower further agrees that it shall indemnify the Lender from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

     (b) The Borrower agrees to indemnify the Lender and its directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loan or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any
                               --------
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) The provisions of this Section 8.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.5 shall be payable within five (5) Business Days following written demand therefor.

     SECTION 8.6.  Right of Setoff.  If an Event of Default shall have
                   ---------------
occurred and be continuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

     SECTION 8.7.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN
                   --------------
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

     SECTION 8.8.  Waivers; Amendment. (a) No failure or delay of the Lender
                   ------------------
in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

     SECTION 8.9.  Interest Rate Limitation.  Notwithstanding anything herein
                   ------------------------
or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable under the Note, together with all Charges payable to Lender, shall be limited to the Maximum Rate.

     SECTION 8.10.  Entire Agreement.  This Agreement and the other Loan
                    ----------------
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan

Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 8.11.  Waiver of Jury Trial.  Each party hereto hereby waives, to
                    --------------------
the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.11.

     SECTION 8.12.  Severability.  In the event any one or more of the
                    ------------
provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.13.  Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.3.

     SECTION 8.14.  Jurisdiction; Consent to Service of Process.
                    -------------------------------------------

     (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Colorado State court or Federal court of the United States of America sitting in Denver, Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any Colorado State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense or an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                    CELESTIAL SEASONINGS, INC.,
                    a Delaware corporation

                    By:  _______________________________________________
                    Title:  _____________________________________________



                    KEYBANK NATIONAL ASSOCIATION

                    By:  _______________________________________________
                    Title:  ____________________________________________

                                 SCHEDULE 3.8
                            SUBSIDIARIES OF BORROWER



Botalia Pharmaceutical, Inc.
Celestial Beverages, Inc.
Mountain Chai Company
Sleep Right, Inc.
Celestial Seasonings International Ltd.

                                  SCHEDULE 3.9
                                   LITIGATION

Schwartz et al v. Celestial Seasonings, Inc. et al., Civil Action No. 95-K-1045 (Federal District Court, District of Colorado)

Julie Matter v. Celestial Seasonings, Inc., Case No. 98-CV-1277 (Boulder Colorado District Court).

                                 SCHEDULE 3.14
                                  ERISA PLANS


Employee Stock Ownership Plan of Celestial Seasonings, Inc.
Thrift Plan of Celestial Seasonings, Inc.
Celestial Seasonings, Inc. Health Benefit Plan
Celestial Seasonings, Inc. Cafeteria Compensation Plan
Celestial Seasonings, Inc. Tuition Reimbursement Plan